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                                                                   EXHIBIT 10.23

                                RELEASE AGREEMENT


This Release Agreement ("Agreement") is made and entered into by and between Queen Sands Resources (Canada) Inc., ("QSRc") and Queen Sand Resources, Inc. a Delaware company ("QSRd") and Ronald I. Benn, ("Benn" or "Employee").



WHEREAS, QSRc is a wholly owned subsidiary of QSRd; and



WHEREAS, The common stock of QSRd is a publicly traded in the Over-The-Counter Bulletin Board of the Nasdaq stock market; and



WHEREAS, The Employee has been employed by QSRc under a contract of employment dated December 15, 1997 (the "Contract") and, pursuant to the Contract, has served as Executive Vice-President and Chief Financial Officer of QSRd and Queen Sand Resources, Inc., a Nevada company ("QSRn") and Queen Sand Operating Co., a Nevada Company ("QSROPCO") and QSRc, QSRd, QSRn and QSROPCO shall be collectively referred to herein as the "Company Group"; and



WHEREAS, QSRd is the guarantor of all obligations of QSRc under the Contract;
and



WHEREAS, Employee and the QSRc have agreed that Employee will cease his employment with QSRc and resign all positions with QSRd and all other members of the Company Group; and



WHEREAS, the parties have agreed to resolve any and all potential disputes, claims, or causes of action which have or may have arisen between them and growing out of



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Employee's employment with QSRc and his positions with QSRd and any other member of the Company Group;



NOW, THEREFORE, in consideration of the following mutual promises, payments and conditions contained in this Agreement, and effective on the eighth day following Employee's execution of this Agreement ("Effective Date"), the parties voluntarily agree as follows:



1. Severance Date. Employee's employment with QSR has ended as of September 15, 2000 ("Last Day Worked").

2. Resignation. Employee hereby resigns from all officer and employment positions with the QSRc, QSRd and every other member of the Company Group effective as of 5:00 p.m. EDT on the Last Day Worked. Each member of the Company Group hereby accepts the Employee's resignations.

3. Severance Payment. QSRc will pay the Employee a lump sum severance payment in the amount of US$200,000 less all federal, provincial or state taxes as may be required by law to be withheld therefrom.

4. Timing of Payment. QSRc shall pay the severance payment by cheque on the eighth day following receipt of this agreement duly signed by the Employee.

5. Medical and Other Benefits. QSRc shall maintain until June 30 2002 for the continued benefit of the Employee coverage under those of its medical, dental and life insurance plans as are specified on Schedule A. Any benefits not specifically stated on Schedule A shall cease on Employee's Last Day Worked. Employee acknowledges and agrees that, because he is a Canadian resident and citizen, no member of the Company Group is required to maintain or pay for any health care or



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     other benefit programs for or on account of the Employee pursuant to the
     Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA").

6. Covenant of Confidentiality. All documents, records, techniques, business secrets and other information, including the terms of this Agreement and any and all documents leading to or resulting from this Agreement, which have or will come into Employee's possession regarding the Company Group or any member thereof shall be deemed to be confidential and proprietary to the Company Group, and its sole and exclusive property. Employee agrees that Employee will keep confidential and not divulge to any other party said confidential information and business secrets, including, but not limited to, such matters as costs, profits, markets, sales, products, product lines, key personnel, pricing policies, operational methods, customers, customer requirements, suppliers, plans for future developments, and other business affairs and methods and other information not readily available to the public, except as required by law. Additionally, Employee agrees that upon Employee's termination of employment, Employee shall promptly return to the Company Group any and all confidential and proprietary information that is in Employee's possession. Each member of the Company Group agrees to keep the terms of this Agreement confidential and not divulge such terms to any other party except as required by law.

7. Covenant of Cooperation. Employee agrees to cooperate with the Company Group in ensuring an orderly transition under a replacement Chief Financial Officer and in resolving or pursuing any litigation or administrative proceedings involving any matters with which Employee was involved during Employee's employment with QSRc or his relationship or position with any and all members of Company Group. For such purpose, Benn agrees to make himself available at the offices of QSRc and at the rate of $1,000 per day as QSRC may reasonably request from time to time during the three (3) month period following the Last Day Worked. The rate applicable to any period thereafter shall be as the parties may hereafter agree. The parties acknowledge and agree that no such request, service or payment shall be construed as making Benn an employee of QSRc or any member of the Company



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     Group and provided further that QSRc shall be under no obligation to actually make any such request.

8. Covenant of Non-Solicitation. Employee agrees that for the period of one year following the Last Day Worked, he will not solicit or induce or attempt to solicit or induce on behalf of himself or any other person or entity, any employee of any member of the Company Group, to terminate such employee's employment with the particular member of the Company Group as the case may be.

9. Mutual Release. In consideration of the mutual covenants contained herein, the Employee forever and unconditionally releases and discharges the Company Group, and each of member thereof and their respective owners, directors, officers, employees, assigns, representatives or agents, and the Company Group, and member thereof and each of their respective owners, directors, officers, employees, assigns, representatives or agents, forever and unconditionally releases and discharges the Employee from any and all claims, complaints, or causes of action relating to or arising out of Employee's employment or any and all of his executive officer positions with any member of the Company Group. Such release encompasses, but is not limited to, any and all claims by Employee for wages, salary, bonuses, or other benefits of employment under the Contract or otherwise. Such release also encompasses, but is not limited to, all claims under U.S. or Canadian federal, provincial or state tort or common law, express or implied contract or any U.S. or Canadian federal, provincial, state, or local statutes. Such release does not encompass the obligations of the parties under this agreement.

10. Indemnity. QSRc and QSRd shall indemnify, to the full extent authorized by the laws of their respective incorporating jurisdictions the Employee and his heirs, executives, administrators and legal representatives, from any and all suits, claims, actions, demands or proceedings of any kind to which the Employee is named or in respect of which he may be or become liable by reason of the fact that he is or was a director, officer or employee of any member of the Company Group or by reason of the fact that he is or was the representative of the Company or any member of the Company Group on any other corporation, trust, joint



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     venture or enterprise not part of the Company Group or serving such other entity in any capacity at the Company's request.

11. Mutual Waiver of Rights. Each Party further agrees that it will not file any complaint, petition, or lawsuit against the other Party with any state or federal court, except for any such lawsuit specifically required for such Parties' enforcement of this Agreement. If either Party or anyone acting on its behalf files any such lawsuit, petition, complaint, or if any court assumes jurisdiction of any lawsuit, petition or complaint charge against either Party regarding or involving Employee's employment with QSRc or his position with any other member of the Company Group, the filing party will immediately request such agency or court to withdraw from the matter and dismiss said action. The filing Party will also reimburse the other Party for all costs, including attorneys' fees, incurred as a result of such complaint, petition, lawsuit, or charge.

12. Mutual Non-Admission. This Agreement shall not in any way be construed as an admission by either Party of any illegal act(s) or violation of any federal, provincial, state, or local statute, law, ordinance, or of any breach of any express or implied contract or any right whatsoever against the other Party or any other person. The Parties further specifically disclaim any such illegal, or wrongful act or violation against the other Party or any other person.

13. Entire Agreement. Each Party represents and acknowledges that in executing this Agreement it does not rely and has not relied upon any prior representations or prior agreements, written, verbal, express or implied, made by the other Party or its employees, officers, agents, representatives, or attorneys concerning the subject matter of this Agreement.

14. Binding on Parties. This Agreement shall be binding upon the parties and their respective heirs, third party beneficiaries, administrators, representatives, executors, successors, assigns and affiliated entities.



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15.  Specific Remedy. As a further material inducement to enter into this
     Agreement, a party breaching this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including without limitation, attorneys' fees arising out of any such breach of this Agreement. In addition, any breach of this Agreement will entitle the non-breaching party to seek injunctive relief and to recover any actual damages incurred as a result of such breach.

16. Severability. Should any provision of this Agreement be declared to be or determined to be illegal or invalid, the validity of the remaining parts of this Agreement will not be affected.

17. Revocation Period. The parties agree that Benn may revoke this Agreement within seven (7) days from the date of his execution of this Agreement.

18.  Advice By Employee's signature below, he represents and confirms that he:
     (a) has read this Agreement carefully and completely, (b) has been given a period of at least twenty-one (21) days to consider and review this Agreement, (c) has been informed of his right to consult with legal and financial counsel and has had ample opportunity to do so (d) understands and agrees to all the provisions contained in this Agreement, and (e) is signing freely and voluntarily, without duress, coercion or undue influence.




            THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.



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SIGNED IN OTTAWA ONTARIO CANADA ON THE 15TH DAY OF SEPTEMBER, 2000.

EMPLOYEE






/s/ RONALD I. BENN
-----------------------------
By: Ronald I. Benn


QUEEN SANDS RESOURCES (CANADA) INC.


By:    /s/ EDWARD J. MUNDEN
       -----------------------------
Name:  Edward J. Munden

Title: Director

SIGNED IN DALLAS, TEXAS ON THE 15TH DAY OF SEPTEMBER, 2000



QUEEN SANDS RESOURCES INC. (DELAWARE)


By:    /s/ ROBERT P. LINDSAY
       -----------------------------
Name:  Robert P. Lindsay

Title: Director



QUEEN SANDS RESOURCES INC. (NEVADA)


By:    /s/ ROBERT P. LINDSAY
       -----------------------------
Name:  Robert P. Lindsay
Title: Executive Vice-President, COO